Exhibit 10.15

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of               (the “Effective Date”), between Certara USA, Inc. (the “Company” or “Company Group”), and Justin Edge (the “Employee”).

1.            Employment Duties and Acceptance.

1.1            Employment by the Company. Effective as of January 23, 2019, or such other date as shall be mutually agreed (“Start Date”), the Company shall employ the Employee, for itself and its subsidiaries and affiliates, to render exclusive and full-time services in the capacity of President, Regulatory Science of the Company. Employee shall be an “at-will” employee for all purposes.

1.2            Duties and Responsibilities. The Employee shall have duties and responsibilities consistent with his/her position, subject to the oversight and direction by the CEO and the board of directors of the Company or its direct or indirect parent entity, or their respective designee (each, the “Board”). To the extent necessary to meet the Company’s business goals, the CEO or the Board may modify Employee’s duties or assign new duties to Employee or modify Employee’s reporting relationships. The Employee shall devote substantially all of the Employee’s working time and efforts to the business and affairs of the Company. Employee shall not, without the prior approval of the Board, whether for compensation or otherwise, directly or indirectly, alone or as a member of any partnership or other organization, be actively engaged in or concerned with any other business duties or personal pursuits which interfere with the performance of the Employee’s responsibilities under this Agreement. Notwithstanding the foregoing, Employee may provide services as a volunteer or director to charitable, educational or civic organizations; act as a member, director or officer of any industry trade association or group; and he or she may serve as a trustee, director or advisor to any family companies or trusts; provided that, in all cases, (i) Employee has notified Company of such activities and (ii) such services or acts shall not, in the reasonable judgment of the CEO or Board, interfere or be likely to interfere with Employee’s ability to discharge Employee’s duties and responsibilities to the Company. Employee shall faithfully adhere to, execute, and fulfill all lawful policies established by the Company.

1.3            Acceptance of Employment by the Employee. The Employee accepts such employment and shall render the services described above. Subject to appointment by the Board as such, the Employee may also serve as an officer of any other entity controlled by, or under common control with, the Company, and as a director of the Company and of any other entity controlled by or under common control with the Company, in each case without any compensation therefor other than that specified in this Agreement. Upon request, or upon termination of employment with Company hereunder for any reason, the Employee shall, upon request, resign as a director or officer of the Company and of any other entity controlled by, or under common control with, the Company.

1.4            Place of Employment. The Employee’s principal place of employment shall be Wilmington, DE (the “Employment Location”), subject to such reasonable travel as the rendering of the services hereunder may require. The Company acknowledges the Employee will maintain a permanent residence in the Chicago area but is expected to be on-site at the Company’s DE/PA/NJ offices for a significant portion of the Employee’s time, as the needs of the business dictate.

2.            Term of Employment. The stated tenn of employment under this Agreement (the “Term”) shall commence on the Start Date and shall continue until Employee ceases to be employed by the Company or any of the Company Group for any reason.

3.            Compensation.

3.1            Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company shall pay the Employee during the Term a salary, initially $375,000 per annum, payable in installments at such times as the Company customarily pays its other employees (but in any event no less often than monthly), less such deductions as shall be required to be withheld by applicable rules and regulations (the “Base Salary”). The Base Salary shall be reviewed at least once per year.

3.2            Incentive Bonus. In addition to his Base Salary, Employee shall be eligible to receive an annual incentive bonus in an amount up to 35% of Employee’s Base Salary (the “Incentive Bonus”) in the sole discretion of the Board. The applicable criteria for achieving an Incentive Bonus shall be established by the Board annually.

4.            Equity. Effective upon the Start Date, Executive is hereby granted profits interests equal to such number of Class B Profits Interest Units of the equity of EQT Avatar Parent L.P., an indirect parent company of the Company (“Parent”) and on the terms of the equity compensation plan of Parent, as may be in effect at the time of such option grant (the “Plan”), and a grant agreement (“Grant Agreement”) on such terms as provided to other senior level executives of the Company, as more fully set forth in such Grant Agreement as has been provided under separate cover.

4.1            Participation in Employee Benefit Plans. The Employee shall be permitted, if and to the extent eligible, to participate on the same terms in any group life, hospitalization or disability insurance plan, health program, pension plan or similar benefit plan of the Company that is available generally to other employees of the Company. The Company may amend or terminate its benefit plans at any time in its discretion.

4.2            Expenses. Subject to policies applicable to employees of the Company generally, as may from time to time be established by the Board, the Company shall pay or reimburse the Employee for reasonable travel, entertainment and other business expenses actually incurred or paid by the Employee during the Term in the performance of the Employee’s services under this Agreement, and which expenses are consistent with the Company’s policies in effect from time to time with respect to such travel, entertainment and other business expenses, upon presentation of expense statements or vouchers or such other supporting information as it may require.

4.3            Paid Time Off. The Employee shall be entitled to paid time off in accordance with the Company’s PTO policy.

5.            Termination.

5.1           Termination upon Death. If the Employee dies while employed by the Company, this Agreement shall terminate and the Employee or the Employee’s estate shall be entitled only to receive the Accrued Obligations payable through the date of such death.

5.2           Termination upon Disability. If the Employee becomes physically or mentally disabled while employed by the Company (whether totally or partially, so that the Employee is unable substantially to perform the Employee’s services hereunder as determined, in good faith, by the Board following consultation with medical advisors selected by the Board) for (a) a period of three consecutive months, or (b) for shorter periods aggregating three months during any six month period (in each of clauses (a) and (b), such time periods shall include any legally required leaves of absence or accommodation), the Company may, by written notice to the Employee, terminate the Employee’s employment. In the event of termination of the Employee’s employment by the Company by reason of disability, the Employee shall be entitled only to receive the Accrued Obligations payable through the date of termination.

5.3           Termination for Cause. The Company may at any time by written notice to the Employee terminate the Employee’s employment for Cause (as defined below) and the Employee shall be entitled only to receive the Accrued Obligations payable through the date of termination.

5.4           Termination with Good Reason or without Cause. The Employee may terminate the Employee’s employment with the Company at any time with Good Reason (as defined below), and the Company may terminate the Employee’s employment without Cause, in each case upon ten (10) days written notice to the other party thereto. Following a termination by the Employee with Good Reason or by the Company without Cause, and so long as the Employee has not breached and does not breach the provisions of Sections 5.1, 5.2, 5.3, 5.4 or 5.5 and the Employee has entered into an effective general release of claims reasonably satisfactory to the Company that becomes effective and irrevocable by no later than the 30th day after Employee’s termination of employment, the Employee shall have the right to:

(a)           Payment by the Company of an amount equal to the Accrued Obligations as of the date of termination, which shall be paid when they otherwise would have been paid had Employee not been terminated; and

(b)           Continuation of Employee's then-applicable Base Salary for:

(i)            twelve (12) months, if the termination pursuant to this section 5.4 occurs during the first twelve (12) months of Employee’s employment; and

(ii)            nine (9) months, if the termination pursuant to this section 5.4 occurs any time after the first twelve (12) months of Employee’s employment;

in each case under section 5.4(b)(i) or (ii), payable in accordance with the Company’s normal payroll practices.

For purposes of this Agreement:

“Accrued Obligations” means as of the date of Employee’s termination, (a) Employee’s earned but unpaid Base Salary, if any, through such date, and (b) any unreimbursed business expenses payable to Employee pursuant to applicable Company policy and (c) any Incentive Bonus that has been authorized by the Board and awarded by the CEO but not previously paid to the Employee with respect to the fiscal year preceding the fiscal year in which such date of termination occurs.

“Cause” means (i) conviction of Employee of any felony, or the conviction of Employee of a misdemeanor which involves moral turpitude, or the entry by Employee of a plea of guilty or nolo contendere with respect to any of the foregoing, (ii) the commission of any act or failure to act by Employee that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that otherwise causes material injury to the Company or any of its affiliates, whether financially or otherwise, (iii) any breach by Employee of any rule or policy of the Company or any of its affiliates, and the failure of Employee to cure such violation (to the extent such violation is capable of being cured) under this clause (iii) within twenty (20) days after receipt of written notice from the Company, (iv) any breach by Employee of the requirements of any other contract or agreement between the Company (or any of its affiliates) and such Employee, including this Agreement, and the failure of Employee to cure such breach (to the extent such breach is capable of being cured) under this clause, or (v) within ten (10) days after receipt of written notice from the Company, in each case, with respect to clauses (i) through (iv), as determined in good faith by the Board in the exercise of its reasonable business judgment..

“Good Reason” means (a) a material diminution in Employee’s authority, duties, or responsibilities, or (b) the principal place of employment of the Employee is relocated to any location which is outside of a 50 mile radius of the Employment Location; provided that Good Reason shall not exist unless within thirty (30) days after the occurrence of such act the Employee gives written notice to the Company stating that such act constitutes Good Reason. Within thirty (30) days after notice has been received, the Company shall have the opportunity, but shall not have the obligation, to cure such events or conditions that give Good Reason. If the Company does not cure such events or conditions within the thirty (30) day period, Employee must voluntarily terminate his employment within thirty (30) days of the expiration of the cure period.

5.5            Voluntary Termination. The Employee may terminate the Employee’s employment with the Company at any time in the Employee’s sole and absolute discretion upon giving at least thirty (30) days advance written notice to such effect to the Company (a “Voluntary Termination”). In the event the Employee’s employment is terminated during the Term by the Employee’s Voluntary Termination (other than termination by the Employee for Good Reason), then the Employee shall be entitled only to receive the Accrued Obligations payable through the date of such Voluntary Termination.

6.            Confidentiality Invention, Intellectual Property, Noncompete and Nonsolicitation.

6.1            Nondisclosure and Nonuse of Confidential Information. The Employee will not disclose or use at any time during or after the Term any Confidential Information (as defined below) of which the Employee is or becomes aware, whether or not such information is developed by the Employee, except to the extent that such disclosure or use is directly related to and required by the Employee’s performance of duties assigned to the Employee pursuant to this Agreement. Under all circumstances and at all times, the Employee will take all appropriate steps to safeguard Confidential Information in the Employee’s possession and to protect it against disclosure, misuse, espionage, loss and theft. For purposes hereof, “Confidential Information” means information that is not generally known to the public and that was or is used, developed or obtained by the Company or its ultimate parent company, and their respective affiliates and subsidiaries and their respective predecessors (collectively, “Company Group”) in connection with their business. It shall not include information (a) required to be disclosed by court or administrative order, (b) lawfully obtainable from other sources or which is in the public domain through no fault of the Employee; or (c) the disclosure of which is consented to in writing by the Company.

6.2            Inventions and Intellectual Property Rights. In the event that the Employee as part of Employee’s activities on behalf of the Company Group generates, authors or contributes to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of the Company Group as now or hereinafter conducted (collectively, “Intellectual Property”), the Employee acknowledges that such Intellectual Property is the sole and exclusive property of the Company and hereby assigns all right title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by the Employee during the Term will be deemed “a work made for hire” under Section 201(b) of the Copyright Act of 1976, as amended, and the Company will own all of the rights comprised in the copyright therein. The Employee will promptly and fully disclose all Intellectual Property and will cooperate with the Company to protect the Company’ interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Employee’s employment hereunder). As used in this Agreement, the term “Invention” means any ideas, concepts, information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works, and techniques and all Intellectual Property Rights therein. The term “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country.

6.3            Prior Inventions. Employee agrees that he/she will not incorporate, or permit to be incorporated, Prior Inventions (defined below) in any Company Inventions (defined below) without the Company’s prior written consent. In addition, Employee agrees that Employee will not incorporate into any Company software or otherwise deliver to the Company any software code licensed under the GNU GPL or LGPL or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by the Company. Employee has disclosed on Exhibit A a complete list of all Inventions that Employee has, or Employee has caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of Employee’s employment by the Company, in which Employee has an ownership interest or which Employee has a license to use, and that Employee wishes to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If no Prior Inventions are listed in Exhibit A, Employee warrants that there are no Prior Inventions. If, in the course of Employee’s employment with the Company, Employee incorporates a Prior Invention into a Company process, machine or other work, Employee must (i) notify the Company in writing of such usage in advance of such usage, and (ii) hereby grants the Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sub-licensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention

6.4            Assignment of Company Inventions. Subject to the section titled “Government or Third Party” and except for Inventions that Employee has set forth in Exhibit A, Employee hereby assigns and agrees to assign in the future (when any such Inventions or Intellectual Property Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all Employee’s right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by Employee, either alone or with others, during the period of Employee’s employment by the Company. Inventions assigned to the Company or to a third party as directed by the Company pursuant to the section titled “Government or Third Party” are referred to in this Agreement as “Company Inventions.”

6.5            Obligation to Keep Company Informed. During the period of Employee’s employment and for one (1) year thereafter, Employee will promptly and fully disclose to the Company in writing (a) all Inventions authored, conceived, or reduced to practice by Employee, either alone or with others, and (b) all patent applications filed by Employee or in which Employee is named as an inventor or co-inventor

6.6            Government or Third Party. At Company’s request, Employee also agrees to assign all Employee’s right, title, and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

6.7            Enforcement of Intellectual Property Rights and Assistance. During the period of Employee’s employment and thereafter and at Company’s cost and expense, Employee will assist the Company in every proper way to obtain and enforce United States and foreign Intellectual Property Rights relating to Company Inventions in all countries. In the event the Company is unable to secure Employee’s signature on any document needed in connection with such purposes, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact, which appointment is coupled with an interest, to act on Employee’s behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by Employee

6.8            Reporting of Conflicts. Employee agrees to inform the Company in writing of any apparent conflicts between Employee’s work for the Company and (a) any obligations Employee may have to preserve the confidentiality of another’s proprietary information or materials or (b) any rights Employee may claim to any Inventions or ideas before using the same on Company’s behalf Otherwise, the Company may conclude that no such conflict exists and Employee agrees thereafter to make no such claim against the Company. The Company shall receive such disclosures in confidence and consistent with the objectives of avoiding any conflict of obligations and rights or the appearance of any conflict of interest

6.9            Delivery of Materials upon Termination of Employment. As requested by the Company, from time to time and upon the termination of the Employee’s employment with the Company for any reason, the Employee will promptly deliver to the Company all copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the Employee’s possession or within the Employee’s control (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

6.10            Non-Compete. Employee acknowledges that in the course of employment with the Company, Employee has become familiar and/or will become familiar with any of the Company Group’s trade secrets and with other Confidential Information and that Employee’s services have been and/or will be of special, unique and extraordinary value to the Company. Therefore, Employee hereby agrees that at any time during his or her employment with the Company and for a period of twelve (12) months thereafter the “Non-Compete Period”), Employee shall not directly or indirectly own, manage, control, participate in, consult with, render services for, operate or in any manner engage (including individually or in association with any person or entity) in any business in the world that, directly or indirectly, is competitive with the business of the Company (or with those businesses of other entities within the Company Group to the extent that Employee has any Confidential Information related to the businesses of those entities within the Company Group) as conducted or proposed to be conducted at any time prior to or during the Noncompete Period (the “Restricted Business”), provided that Employee shall not be precluded from being an employee, partner, member or owner of any business that may provide services competitive with the Restricted Business, provided that Employee does not personally participate in any manner in the management, marketing, promotion or delivery of such services during the Non-Compete Notwithstanding the foregoing, the Company will consider waiving this restrictive covenant, if, in the determination of the Company, such a waiver will not be detrimental to the Company.

6.11            Nonsolicitation. The Employee hereby agrees that (a) during the Term and for a period of twenty four (24) months after the termination of employment for any reason (the “Nonsolicitation Period”), the Employee will not, directly or indirectly through another entity, hire or actively induce or attempt to induce any employee of the Company Group to leave the employ of the Company Group, or in any way interfere with the relationship between the Company Group any employee thereof or otherwise employ or receive the services of any individual who was an employee or independent contractor of the Company Group during such Nonsolicitation Period or within the twelve month period prior thereto and (b) during the Nonsoliciation Period, the Employee will not induce or attempt to induce any customer, supplier, client or other business relation of the Company Group to cease or otherwise affect its doing business with the Company Group in any manner or respect.

6.12            Non-Disparagement. At no time during Employee’s employment with the Company or thereafter will Employee disparage, defame or discredit the Company or engage in any activity which would have the effect of disparaging, defaming or discrediting the Company

6.13            Enforcement of Noncompete and Nonsolicitation. If, at the enforcement of Sections 6.10 and 6.11, a court holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be permitted to revise the restrictions contained in Sections 6.10 or 6.11 to cover the maximum duration, scope and area permitted by law.

6.14            Equitable Relief. The Employee acknowledges that the covenants contained herein are reasonable and necessary to protect the legitimate interests of the Company Group and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent the Employee from obtaining other suitable employment during the period in which the Employee is bound by the restraints. The Employee acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and its affiliates and that the Employee has sufficient assets and skills to provide a livelihood while such covenants remain in force. The Employee further covenants that the Employee will reimburse the Company and/or the Company Group (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Section 6 if any of the Company Group prevails on any material issue involved in such dispute. The Employee acknowledges that any violation of this Section 6 will result in irreparable injury to the Company Group and agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 6 by the Employee, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. Without limiting the generality of the foregoing, the Noncompetition Period and Nonsolicitation Period shall be extended for an additional period equal to any period during which the Employee is in breach of the Employee’s obligations under this Section 6. The Employee represents and acknowledges that (i) the Employee has been advised by the Company to consult the Employee’s own legal counsel in respect of this Agreement, and (ii) the Employee has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with the Employee’s counsel.

7.            IMMUNITY FROM LIABILITY FOR CONFIDENTIAL DISCLOSURE OF A TRADE SECRET TO THE GOVERNMENT OR IN A COURT FILING.

7.1            Immunity—An Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a frade secret that

(a)        is made

(i)            in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and

(ii)            solely for the purpose of reporting or investigating a suspected violation of law; or

(b)            is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

7.2           Use of Trade Secret Information in Anti-Retaliation Lawsuit. An Employee who files a lawsuit for retaliation by Employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual

(a)            files any document containing the trade secret under seal; and

(b)            does not disclose the frade secret, except pursuant to court order.

8.            Other Provisions.

8.1           Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied (with a confirming copy by overnight delivery service or first class mail), sent by overnight delivery service with delivery signature required, or sent with return receipt requested by certified, registered, or express mail, postage prepaid to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied or if mailed, two days after the date of mailing, as follows:

if to the Company, at:

Certara USA, Inc.
100 Overlook Center, Suite 101
Princeton, NJ 08540
Atm: SVP, HR

With a copy to:

Certara USA, Inc.
100 Overlook Center, Suite 101
Princeton, NJ 08540
Attn: General Counsel

if to the Employee, at:

Justin Edge
[                    ]

8.2           Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes and nullifies any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

8.3            Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties making specific reference to this Agreement, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

8.4            Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the state in which the Company’s headquarters are located without regard to conflict or choice of law provisions or rules that would defer to the substantive laws of another jurisdiction. Any suit or proceeding arising from the subject matter of this Agreement shall only be brought in the state or federal courts located in the Mercer County in the State New Jersey. The Parties agree that such venue is appropriate and waive any and all rights to contest the exclusive personal jurisdiction and venue of such courts.

8.5            Acknowledgments. The Employee acknowledges that the Employee has read this entire Agreement, has had the opportunity to consult with an attorney, and fully understands the terms of this Agreement. The Employee is satisfied with the terms of this Agreement and agrees that its terms are binding upon the Employee and the Employee’s heirs, assigns, executors, administrators, and legal representatives.

8.6            Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than the Employee’s right to compensation and benefits hereunder, which may be transferred by will or operation of law subject to the limitations of this Agreement. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation or amalgamation or scheine of arrangement in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes by operation of law or in a writing duly executed by the assignee or transferee all of the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law, as if no such assignment or transfer had taken place.

8.7            Counterparts. This Agreement may be executed in two or more counterparts (which may be effectively delivered by facsimile or other electronic means), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.8            Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement

8.9            Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.10            No Debarment. Employee represents, warrants and covenants that he/she (i) has not been convicted of a crime within the past ten (10) years; (b) is not currently, nor has ever been, debarred, excluded, suspended, and/or declared ineligible by the U.S. Department of Health and Human Services, U.S. Food and Drug Administration, or any other state or federal agency from receiving federal or state money or contracts; and (iii) is not subject to, nor is there any U.S. Department of Health and Human Services, U.S. Food and Drug Administration, or any other state or federal agency action or investigation relating to debarment, exclusion, suspension, and/or a declaration of ineligibility from receiving federal or state money or contracts currently pending or threatened against Employee. Employee covenants to immediately report to the Company any change in status with respect to the foregoing statements that arise during employment.

8.11            Cooperation With Regard to Litigation Waiver of Trial By Jury.

(a)            Employee agrees to cooperate with the Company during the term of this Agreement and thereafter (including following Employee’s termination of employment for any reason) by making himself or herself reasonably available to testify on behalf of the Company Group, in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company Group any of its affiliates in any such action, suit, or proceeding by providing information and meeting and consulting with its counsel and representatives. Employee shall be fully reimbursed for any out-of-pocket expenses and time reasonably incurred by Employee in the course of such cooperation.

(b)            Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding arising out of, connected with or relating to this Agreement, the matters contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement of this Agreement.

8.12            Section 409A.

(a)            If the Company determines in good faith that any provision of this Agreement would cause the Employee to incur an additional tax, penalty, or interest under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable guidance thereunder (“Section 409A”), the Company and the Employee shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A or causing the imposition of such additional tax, penalty, or interest under Section 409A. The preceding provision, however, shall not be construed as a guarantee by the Company of any particular tax effect to the Employee under this Agreement.

(b)            For purposes of Section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(c)            With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, the Employee, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

(d)            “Termination of employment,” or words of similar import, as used in this Agreement means, for purposes of any payments under this Agreement that are payments of deferred compensation subject to Section 409A, the Employee’s “separation from service” as defined in Section 409A.

(e)            Notwithstanding anything in this Agreement to the contrary, if the period during which the Employee has discretion to execute or revoke the general release of claims provided for by Section 5.4 straddles two calendar years, the payments provided for by Section 5.4 shall begin as soon as practicable in the second of the two calendar years, regardless of which calendar year the Employee actually delivers the executed release to the Company, subject to the release first becoming effective.

Signature page follows

IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

Certara USA, Inc.		Employee

Signature:	/s/ M. Stellmach	Signature:	/s/ Justin Edge

Name:	M. Stellmach	Name:	Justin Edge

Title:	VP, HR	Title:

Date:	January 23, 2019	Date:	December 19, 2018

EXHIBIT A

INVENTIONS

1. Prior Inventions Disclosure. The following is a complete list of all Prior Investions:

None

See immediately below:

EXHIBIT A

INVENTIONS

2. Prior Inventions Disclosure. The following is a complete list of all Prior Investions:

None

See immediately below: